Exhibit 99.1

News Release

Cenveo Appoints Dean E. Cherry to President of
Envelope Operations

STAMFORD, CT – (February 1, 2008)– Robert G. Burton, Chairman and Chief Executive Officer of Cenveo, Inc. (NYSE: CVO) announced today the appointment of Dean E. Cherry to the position of President of the Company’s Envelope Operations. Mr. Cherry will report directly to Mr. Burton.

Robert G. Burton, Cenveo’s Chairman and Chief Executive Officer, stated:
“I have personally worked with Dean for over 20 years at several successful printing and publishing operations. Dean is a strong and proven leader who will deliver on our commitment to grow our envelope business. His business and marketing acumen, along with his strong results-oriented approach, will immediately raise the performance of those around him to a new level. He excels at aligning resources and assets directly to the needs of customers. Dean’s strong understanding of manufacturing, sales and administration functions will be a definite asset as we complete the integration of Commercial Envelope and position the Company to provide a greater level of focus on our customers and higher degree of precision in responding to their needs.”

In regards to his appointment, Mr. Cherry stated:
“I am extremely pleased to be given this opportunity. I have worked closely with Bob over the years and know first-hand his ability to lead a team that generates results that our customers, employees and shareholders expect. This new role will allow me the opportunity to build upon the tremendous foundation we now have in place at Cenveo to strengthen our position as the premier envelope provider in the industry.”

Mr. Cherry is a printing industry veteran who has served in a series of senior management positions. He recently held the title of Group President, Integrated Print Communications and Global Solutions, a $4.5 billion division of RR Donnelley & Sons. In this position, Mr. Cherry had global P&L responsibility for Direct Mail, Commercial Print, Global Capital Markets, Business Communication Services, Forms and Labels, Astron (Outsourcing) and Latin America.

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment.   With 10,000 employees worldwide, Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation:  (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) our history of losses and ability to return to consistent profitability; (11) the availability of the Internet and other electronic media affecting demand for our products; (12) our labor relations; (13) compliance with environmental rules and regulations; (14) dependence on key management personnel; and (15) general economic, business and labor conditions.  This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company’s business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.